UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2024 (June 27, 2024)

FORMATION MINERALS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-41209	87-2406468
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 67

Jacksboro, Texas 76458

(Address of Principal Executive Offices) (Zip Code)

972-217-4080

(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we”, “us”, “our” and the “Company” refer to Formation Minerals, Inc., a Nevada corporation, unless the context indicates otherwise.

Item 1.01. Entry Into A Material Agreement.

On June 27, 2024, we entered into a purchase and sale agreement (the “Purchase and Sale Agreement”) with a private seller, pursuant to which we have agreed to purchase all the rights, title and interest in and to various oil, gas, condensate, and other hydrocarbons that may be produced and saved from the lands described in certain oil, gas and mineral leases (the “Property”), for the purchase price of $220,000 in cash. The Purchase and Sale Agreement includes customary representations, warranties and covenants for a transaction of this type. The acquisition is subject to customary closing conditions, including the receipt of adequate financing, and is expected to close on or about July 26, 2024, or may be extended up to 90 days from June 27, 2024. Pursuant to the terms of the Purchase and Sale Agreement, we are entitled to the cash flow from oil and gas production attributable to the Property beginning on July 1, 2024. The Company is working to secure the requisite financing to complete this acquisition.

The foregoing description of the Purchase and Sale Agreement is a summary and, as such, does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Purchase and Sale Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibits

10.1	Form of Purchase and Sale Agreement, dated June 27, 2024, by and between Formation Minerals, Inc. and a Private Seller.

104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2024

FORMATION MINERALS, INC.

By:	/s/ Scott A. Cox
Scott A. Cox
President, Chief Executive Officer and Chief Financial Officer

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